RESTATED ARTICLES OF INCORPORATION
                                   OF
                      SIGNAL APPAREL COMPANY, INC.
                  (formerly Wayne-Gossard Corporation)


     FIRST:  The name of the Corporation is Signal Apparel
Company, Inc.

     SECOND: The address of the registered office of the Corporation in the State of Indiana is 1 North Capitol Avenue in
Indianapolis, Indiana 46204. The name of the registered agent of the Corporation at such address is The Corporation Trust
Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Business Corporation Law of the State of Indiana.

     FOURTH: The total number of shares of capital stock of all classifications which the Corporation shall have authority to issue is Twenty-One Million Six Hundred Thousand (21,600,000) shares, divided into two classes, as follows: Twenty Million (20,000,000) shares of Common Stock having a par value of $.01 per share, One Million Six Hundred Thousand (1,600,000) shares of Preferred Stock having no par value.

     A. Authorized and unissued shares of the Common Stock may be issued from time to time as additional shares of the Common Stock outstanding at the date of these Restated Articles or, as provided in Division B, shares of Common Stock or Preferred Stock may be issued in one or more additional series, all for such consideration as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

     B. Authority is hereby expressly granted to the Board of Directors by the affirmative vote of 75% of the Directors from time to time to create additional series of Common Stock and Preferred Stock and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issuance of shares thereof, the number of shares of such series, and the designations, powers, preferences and rights and the qualifications, limitations or restrictions thereof.

     FIFTH: The business and affairs of the Corporation shall be managed by the Board of Directors consisting of not less than 5 nor more than 10 persons. The exact number of Directors within the limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The Directors need not be elected by ballot unless required by the Bylaws of the Corporation.

     Subject to the rights of the holders of any series of Preferred Stock then outstanding to elect directors pursuant to any resolution adopted by the Board of Directors pursuant to the authority granted thereby, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and any director so chosen shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Meetings of the Board of Directors may be conducted through the use of any means of communication by which all the Directors participating may simultaneously hear each other during the meeting, including telephone conference calls. A director participating in a meeting by such means is deemed to be present in person at the meeting.

     Whenever these Restated Articles require the affirmative vote 75% of the members of the Board of Directors to take any action, if 75% of the number of members of the Board of Directors is not a whole number, then the number of votes required shall be determined in accordance with the following sentence. If 75% of the number of members of the Board of Directors is greater than a whole number but less than such whole number plus .5, then the number of votes required shall be such whole number. If 75% of the number of members of the Board of Directors is greater than or equal to .5 plus such whole number, then the number of affirmative votes required shall be the next higher whole number.

     SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Indiana, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation by majority vote.

     SEVENTH: Special Meetings of stockholders of the Corporation may be called upon not less than 10 nor more than 60 days' written notice by the Board of Directors pursuant to a resolution approved by 75% of the entire Board of Directors.

     EIGHTH:  Indemnification and Insurance.

     (a) Right to Indemnification. Each person who was or is made a party or threatened to be made a party to or was or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Indiana Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the Indiana Business Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Indiana Business Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Indiana Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) Non-Exclusivity of Rights. The right to indemnification and the right to the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Articles, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Indiana Business Corporation Law.

ANNEX 1
- -------

CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES AND
RELATIVE , PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND
QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF,

OF THE

SERIES A PREFERRED STOCK

OF

SIGNAL APPAREL COMPANY, INC.

_____________________________

[Pursuant to Section 23-1-25-2 of the
Business Corporation Law of the State of Indiana]

___________________________

          RESOLVED that, pursuant to authority conferred upon the Board of Directors by the Restated Articles of Incorporation, the Board of Directors hereby provides for the issuance of a series of Non-Convertible Preferred Stock of the Corporation to consist of
400 shares, and hereby fixes the voting powers, designations, references and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of Incorporation, as follows:

SECTION 1

DESIGNATION AND RANK

          1.1. Designation. This certificate authorizes a single Series of Non-Convertible Preferred Stock designated "Series A Preferred Stock" (hereinafter called the "Series A Preferred"). The number of authorized shares constituting the Series A Preferred is 400. Shares of the Series A Preferred shall be issued at a stated value of $100,000.00 per share (the "Stated Value"). The number of authorized shares of the Series A Preferred shall not be increased.

          1.2. Rank. With respect to the payment of dividends and other distributions with respect to the capital stock of the Corporation, including the distribution of the assets of the Corporation upon liquidation, the Series A Preferred shall be senior to all other series and classes of preferred stock of the Corporation, whether such series and classes are now existing or are created in the future, and shall be senior to all other series and classes of capital stock of the Corporation, whether such series and classes are now existing or are created in the future.

SECTION 2

DIVIDEND RIGHTS

          2.1. Dividend Rate. From the date of issuance, dividends shall accrue on each share of Series A Preferred at an annual rate equal to fifteen percent (15%) multiplied by the Stated Value, compounded quarterly. The annual rate at which such dividends shall accrue is hereinafter referred to as the "Dividend Rate."

          2.2. Accrual and Payment. Dividends on each share of Series A Preferred shall be payable in cash, shall be cumulative and compounded quarterly and shall accrue from the date of original issuance of such share, whether or not declared by the Board of Directors or a committee thereof, and except as otherwise provided herein, dividends on the Series A Preferred shall be payable, when and as declared by the Board of Directors or a committee thereof, on December 31, March 31, June 30 and September 30 (or, if such day is not a Business Day, on the next Business Day thereafter) of each year, commencing on September 30, 1993 (each such date being hereinafter referred to as a "Dividend Payment Date"), to holders of record as they appear on the books of the Corporation on such record date, not exceeding 60 days preceding the relevant Dividend Payment Date, as may be determined by the Board of Directors or a committee thereof in advance of the payment of the particular dividend. Dividends shall be paid on each Dividend Payment Date with respect to the quarterly period ending on such Dividend Payment Date. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors or a committee thereof. Dividends payable on the Series A Preferred for any period less than a full quarterly period shall be computed at the Dividend Rate per annum based on a 360-day year of twelve 30-day months. "Business Day" shall mean any day excluding Saturday, Sunday and any day which shall be, in the State of New York, a legal holiday or a day on which banking institutions are authorized by law to close. In the event that the Corporation fails to declare and pay full quarterly dividends on any given Dividend Payment Date, such dividends shall be compounded as follows: additional dividends, in an amount equal to the accrued and unpaid dividends on such share of Series A Preferred multiplied by the Dividend Rate, shall accrue with respect to each share of Series A Preferred until all accrued and unpaid dividends shall have been paid. Any reference herein to accrued dividends shall include the additional dividends payable with respect to the Series A Preferred pursuant to the preceding sentence.

          2.3. Dividends or Distributions to Junior Stock. So long as any shares of Series A Preferred are outstanding, no dividend or distribution shall be declared or paid or set aside for payment on the common stock of the Corporation or on any other stock of the Corporation ranking junior to the Series A Preferred as to dividends, nor shall any common stock or any other stock of the Corporation ranking junior to the Series A Preferred be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for shares of common stock or other stock of the Corporation ranking junior to the Series A Preferred as to dividends) unless, in each case, full cumulative dividends on all outstanding shares of the Series A Preferred shall have been declared and paid through and including the most recent Dividend Payment Date.

SECTION 3

LIQUIDATION RIGHTS

          3.1. Preferences of Series A Shares on Winding-up of the Corporation. In the event of any voluntary or involuntary liquidation, dissolution, winding-up of affairs of the Corporation or other similar event, before any distribution is made upon any class of stock of the Corporation ranking junior to the Series A Preferred, the holders of shares of Series A Preferred shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders, an amount per share equal to the Stated Value, plus all accrued and unpaid dividends (the Stated Value plus such accrued and unpaid dividends constituting the "Liquidated Value"). Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all of the assets of the Corporation, shall itself be deemed to be a liquidation, dissolution or winding-up of the affairs of the Corporation within the meaning of any of the provisions of this Section 3.

          3.2. Pro Rata Distribution. If, upon distribution of the Corporation's assets in liquidation, dissolution, winding-up or other similar event, the net assets of the corporation to be distributed among the holders of shares of Series A Preferred and any other class or series of stock of the Corporation ranking on a parity with the Series A Preferred as to distributions upon liquidation are insufficient to permit payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation shall be distributed among the holders of shares of Series A Preferred and such other class or series of stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board of Directors), or both, at the election of the Board of Directors.

          3.3. Priority. All of the preferential amounts to be paid to the holders of the Series A Preferred and the holders of any other class or series of stock of the Corporation ranking on a parity with the Series A Preferred as to distributions upon liquidation shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the common stock of the Corporation and any other class or series of stock of the Corporation which is junior to the Series A Preferred as to distributions upon liquidation.

SECTION 4

VOTING RIGHTS

          4.1. General.  The holders of shares of Series A
Preferred shall have only such voting rights as are expressly set forth herein or otherwise provided by law.

          4.2. Consent for Certain Actions. So long as any of the shares of the Series A Preferred are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Restated Articles of Incorporation, and in addition to any other vote required by law, without the prior consent of the holders of two-thirds (2/3) of the outstanding shares of Series A Preferred, given in person or by proxy, either in writing or at a special meeting called for that purpose, neither the Corporation nor any of the Corporation's direct or indirect subsidiaries shall take any of the following actions:

          (a) the amendment or repeal of any provision of, or the addition of any provision to, the Restated Articles of Incorporation or By-Laws of the Corporation if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred;

          (b) the reclassification of any common stock into shares having any preference or priority as to dividends or the distribution of assets upon liquidation superior to or on a parity with any such preference or priority of the Series A Preferred;

          (c) the application of any of its assets (in excess of one percent (1%) of its net worth on an annual basis) to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of common stock, except for purchases of the Corporation's Common Stock on the open market or purchases from employees of the Corporation upon termination of employment or pursuant to any rights of first refusal held by the Corporation; or

          (d) the creation, authorization or issuance, directly or indirectly, of any equity security having any preference or priority as to dividends or the distribution of assets upon liquidation superior to any such preference or priority of the Series A Preferred.

The holders of the Series A Preferred shall be entitled to notice of any meeting of the stockholders of the Corporation.

SECTION 5

MISCELLANEOUS

          5.1. Heading of Subdivisions. The headings of the various Sections and subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          5.2. Severability of Provisions. If any right, preference or limitation of the Series A Preferred set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

ANNEX 2
- -------

CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES AND
RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND
QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF,

OF THE

SERIES B PREFERRED STOCK

OF

SIGNAL APPAREL COMPANY, INC.

________________________________

[Pursuant to Section 23-1-25-2 of the
Business Corporation Law of the State of Indiana]

________________________________

          RESOLVED that, pursuant to authority conferred upon the Board of Directors by the Restated Articles of Incorporation, the Board of Directors hereby provides for the issuance of a series of Junior Non-Convertible Preferred Stock of the Corporation to consist of 250 shares, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such class, as follows:


SECTION 1

DESIGNATION AND RANK

          1.1. Designation. This certificate authorizes a single Series of Non-Convertible Preferred Stock designated "Series B Preferred Stock" (hereinafter called the "Series B Preferred"). The number of authorized shares constituting the Series B Preferred is 250. Shares of the Series B Preferred shall be issued at a stated value of $100,000.00 per share (the "Stated Value"). The number of authorized shares of the Series B Preferred shall not be increased.

          1.2. Rank. With respect to the payment of dividends and other distributions with respect to the capital stock of the Corporation, including the distribution of the assets of the Corporation upon liquidation, the Series B Preferred shall be junior to the Company's Series A Preferred Stock, but senior to all other series and classes of preferred stock of the Corporation, whether such series and classes are now existing or are created in the future, and shall be senior to all other series and classes of capital stock of the Corporation, whether such series and classes are now existing or are created in the future.


SECTION 2

DIVIDEND RIGHTS

          2.1. Dividend Rate. From the date of issuance dividends shall accrue on each share of Series B Preferred at an annual rate equal to twelve and one-half percent (12.5%) multiplied by the Stated Value, compounded quarterly. The annual rate at which such dividends shall accrue is hereinafter referred to as the "Dividend Rate."

          2.2. Accrual and Payment. Dividends on each share of Series B Preferred shall be payable in cash, shall be cumulative, compounded quarterly and shall accrue from the date of original issuance of such share, whether or not declared by the Board of Directors or a committee thereof, and except as otherwise provided herein, dividends on the Series B Preferred shall be payable, when and as declared by the Board of Directors or a committee thereof, on December 31, March 31, June 30 and September 30 (or, if such day is not a Business Day, on the next Business Day thereafter) of each year, commencing on September 30, 1993 (each such date being hereinafter referred to as a "Dividend Payment Date"), to holders of record as they appear on the books of the Corporation on such record date, not exceeding 60 days preceding the relevant Dividend Payment Date, as may be determined by the Board of Directors or a committee thereof in advance of the payment of the particular dividend. Dividends shall be paid on each Dividend Payment Date with respect to the quarterly period ending on such Dividend Payment Date. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors or a committee thereof. Dividends payable on the Series B Preferred for any period less than a full quarterly period shall be computed at the Dividend Rate per annum based on a 360-day year of twelve 30-day months. "Business Day" shall mean any day excluding Saturday, Sunday and any day which shall be, in the State of New York, a legal holiday or a day on which banking institutions are authorized by law to close. In the event that the Corporation fails to declare and pay full quarterly dividends on any given Dividend Payment Date, such dividends shall be compounded quarterly, as follows: additional dividends, in an amount equal to the accrued and unpaid dividends on such share of Series B Preferred multiplied by the Dividend Rate, shall accrue with respect to each share of Series B Preferred until all accrued and unpaid dividends shall have been paid. Any reference herein to accrued dividends shall include the additional dividends payable with respect to the Series B Preferred pursuant to the preceding sentence.

          2.3. Dividends or Distributions to Junior Stock. So long as any shares of Series B Preferred are outstanding, no dividend or distribution shall be declared or paid or set aside for payment on the common stock of the Corporation or on any other stock of the Corporation ranking junior to the Series B Preferred as to dividends, nor shall any common stock or any other stock of the Corporation ranking junior to the Series B Preferred be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for shares of common stock or other stock of the Corporation ranking junior to the Series B Preferred as to dividends) unless, in each case, full cumulative dividends on all outstanding shares of the Series B Preferred shall have been declared and paid through and including the most recent Dividend Payment Date.


SECTION 3

LIQUIDATION RIGHTS

          3.1. Preferences of Series B Shares on Winding-up of the Corporation. In the event of any voluntary or involuntary liquidation, dissolution, winding-up of affairs of the Corporation or other similar event, before any distribution is made upon any class of stock of the Corporation ranking junior to the Series B Preferred, the holders of shares of Series B Preferred shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders, an amount per share equal to the Stated Value, plus all accrued and unpaid dividends (the Stated Value plus such accrued and unpaid dividends constituting the "Liquidation Value"). Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all of the assets of the Corporation, shall itself be deemed to be a liquidation, dissolution or winding-up of the affairs of the Corporation within the meaning of any of the provisions of this Section 3.

          3.2. Pro Rata Distribution. If, upon distribution of the Corporation's assets in liquidation, dissolution, winding-up or other similar event, the net assets of the Corporation to be distributed among the holders of shares of Series B Preferred and any other class or series of stock of the Corporation ranking on a parity with the Series B Preferred as to distributions upon liquidation are insufficient to permit payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after all required distributions have been made to holders of shares of Series A Preferred Stock and of any other class or series of Stock of the Corporation ranking senior to the Series B Preferred Stock shall be distributed among the holders of shares of Series B Preferred and any other class or series of stock ranking on a parity with the Series B Preferred Stock ratably, in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board of Directors), or both, at the election of the Board of Directors.

          3.3. Priority. All of the preferential amounts to be paid to the holders of the Series B Preferred and the holders of any other class or series of stock of the Corporation ranking on a parity with the Series B Preferred as to distributions upon liquidation shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the common stock of the Corporation and any other class or series of stock of the Corporation which is junior to the Series B Preferred as to distributions upon liquidation.


SECTION 4

VOTING RIGHTS

          4.1.  General.  The holders of shares of Series B
Preferred shall have only such voting rights as are expressly set forth herein or otherwise provided by law.

          4.2. Consent for Certain Actions. So long as any of the shares of the Series B Preferred are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Restated Articles of Incorporation, and in addition to any other vote required by law, without the prior consent of the holders of two-thirds (2/3) of the outstanding shares of Series B Preferred, given in person or by proxy, either in writing or at a special meeting called for that purpose, neither the Corporation nor any of the Corporation's direct or indirect subsidiaries shall take any of the following actions:

          (a) the amendment or repeal of any provision of, or the addition of any provision to, the Restated Articles of Incorporation or By-Laws of the Corporation if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred;

          (b) the reclassification of any common stock into shares having any preference or priority as to dividends or the distribution of assets upon liquidation superior to or on a parity with any such preference or priority of the Series B Preferred;

          (c) the application of any of its assets (in excess of one percent (1%) of its net worth on an annual basis) to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of common stock, except for purchase of the Corporation's Common Stock on the open market or purchases from employees of the Corporation upon termination of employment or pursuant to any rights of first refusal held by the Corporation; or

          (d) the creation, authorization of issuance, directly or indirectly, of any equity security having any preference or priority as to dividends or the distribution of assets upon liquidation superior to any such preference or priority of the Series B Preferred, other than any such creation, authorization or issuance of shares of the Company's Series A Preferred.

The holders of Series B Preferred shall be entitled to notice of any meeting of the stockholders of the Corporation.


SECTION 5

MISCELLANEOUS

          5.1. Headings of Subdivisions. The headings of the various Sections and subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          5.2. Severability of Provisions. If any right, preference or limitation of the Series B Preferred set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.


ANNEX 3

- -------

VOTING POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE,
PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND
QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF,

OF THE

SERIES C PREFERRED STOCK

OF

SIGNAL APPAREL COMPANY, INC.

________________________________

SECTION 1

DESIGNATION AND RANK

          1.1. Designation. The number of authorized shares constituting the "Series C Preferred Stock" (hereinafter called the "Series C Preferred") is 1,000. Shares of the Series C Preferred shall be issued at a stated value of $100,000.00 per share (the "Stated Value"). The number of authorized shares of the Series C Preferred may be increased by the affirmative vote of 75% of the Board of Directors.

          1.2. Rank. With respect to the payment of dividends and other distributions with respect to the capital stock of the Corporation, including the distribution of the assets of the Corporation upon liquidation, the Series C Preferred shall be junior to the Corporation's Series A Preferred Stock and the Corporation's Series B Preferred Stock, but senior to all other series and classes of preferred stock of the Corporation, whether such series and classes are now existing or are created in the future, and shall be senior to all other series and classes of capital stock of the Corporation, whether such series and classes are now existing or are created in the future.


SECTION 2

DIVIDEND RIGHTS

          2.1. Dividend Rate. From the date of issuance dividends shall accrue on each share of Series C Preferred at an annual rate equal to twelve and one-half percent (12.5%) multiplied by the Stated Value, compounded quarterly. The annual rate at which such dividends shall accrue is hereinafter referred to as the "Dividend Rate."

          2.2. Accrual and Payment. Dividends on each share of Series C Preferred shall be payable in cash, shall be cumulative, compounded quarterly and shall accrue from the date of original issuance of such share, whether or not declared by the Board of Directors or a committee thereof, and except as otherwise provided herein, dividends on the Series C Preferred shall be payable, when and as declared by the Board of Directors or a committee thereof, on December 31, March 31, June 30 and September 30 (or, if such day is not a Business Day, on the next Business Day thereafter) of each year, commencing on June 30, 1994 (each such date being hereinafter referred to as a "Dividend Payment Date"), to holders of record as they appear on the books of the Corporation on such record date, not exceeding 60 days preceding the relevant Dividend Payment Date, as may be determined by the Board of Directors or a committee thereof in advance of the payment of the particular dividend. Dividends shall be paid on each Dividend Payment Date with respect to the quarterly period ending on such Dividend Payment Date. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors or a committee thereof. Dividends payable on the Series C Preferred for any period less than a full quarterly period shall be computed at the Dividend Rate per annum based on a 360-day year of twelve 30-day months. "Business Day" shall mean any day excluding Saturday, Sunday and any day which shall be, in the State of New York, a legal holiday or a day on which banking institutions are authorized by law to close. In the event that the Corporation fails to declare and pay full quarterly dividends on any given Dividend Payment Date, such dividends shall be compounded quarterly, as follows: additional dividends, in an amount equal to the accrued and unpaid dividends on such share of Series C Preferred multiplied by the Dividend Rate, shall accrue with respect to each share of Series C Preferred until all accrued and unpaid dividends shall have been paid. Any reference herein to accrued dividends shall include the additional dividends payable with respect to the Series C Preferred pursuant to the preceding sentence.

          2.3. Dividends or Distributions to Junior Stock. So long as any shares of Series C Preferred are outstanding, no dividend or distribution shall be declared or paid or set aside for payment on the common stock of the Corporation or on any other stock of the Corporation ranking junior to the Series C Preferred as to dividends, nor shall any Common Stock or any other stock of the Corporation ranking junior to the Series C Preferred be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for shares of common stock or other stock of the Corporation ranking junior to the Series C Preferred as to dividends) unless, in each case, full cumulative dividends on all outstanding shares of the Series C Preferred shall have been declared and paid through and including the most recent Dividend Payment Date.


SECTION 3

LIQUIDATION RIGHTS

          3.1. Preferences of Series C Shares on Winding-up of the Corporation. In the event of any voluntary or involuntary liquidation, dissolution, winding-up of affairs of the Corporation or other similar event, before any distribution is made upon any class of stock of the Corporation ranking junior to the Series C Preferred, the holders of shares of Series C Preferred shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders, an amount per share equal to the Stated Value, plus all accrued and unpaid dividends (the Stated Value plus such accrued and unpaid dividends constituting the "Liquidation Value"). Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all of the assets of the Corporation, shall itself be deemed to be a liquidation, dissolution or winding-up of the affairs of the Corporation within the meaning of any of the provisions of this Section 3.

          3.2. Pro Rata Distribution. If, upon distribution of the Corporation's assets in liquidation, dissolution, winding-up or other similar event, the net assets of the Corporation to be distributed among the holders of shares of Series C Preferred and any other class or series of stock of the Corporation ranking on a parity with the Series C Preferred as to distributions upon liquidation are insufficient to permit payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after all required distributions have been made to holders of shares of Series A Preferred Stock, Series B Preferred Stock and of any other class or series of Stock of the Corporation ranking senior to the Series C Preferred shall be distributed among the holders of shares of Series C Preferred and any other class or series of stock ranking on a parity with the Series C Preferred ratably, in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board of Directors), or both, at the election of the Board of Directors.

          3.3. Priority. All of the preferential amounts to be paid to the holders of the Series C Preferred and the holders of any other class or series of stock of the Corporation ranking on a parity with the Series C Preferred as to distributions upon liquidation shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the common stock of the Corporation and any other class or series of stock of the Corporation which is junior to the Series C Preferred as to distributions upon liquidation.


SECTION 4

VOTING RIGHTS

          4.1.  General.  The holders of shares of Series C
Preferred shall have only such voting rights as are expressly set forth herein or otherwise provided by law.

          4.2. Consent for Certain Actions. So long as any of the shares of the Series C Preferred are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Restated Articles of Incorporation, and in addition to any other vote required by law, without the prior consent of the holders of two-thirds (2/3) of the outstanding shares of Series C Preferred, given in person or by proxy, either in writing or at a special meeting called for that purpose, neither the Corporation nor any of the Corporation's direct or indirect subsidiaries shall take any of the following actions:

          (a) the amendment or repeal of any provision of, or the addition of any provision to, the Restated Articles of Incorporation or By-Laws of the Corporation if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred;

          (b) the reclassification of any common stock into shares having any preference or priority as to dividends or the distribution of assets upon liquidation superior to or on a parity with any such preference or priority of the Series C Preferred;

          (c) the application of any of its assets (in excess of one percent (1%) of its net worth on an annual basis) to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of common stock, except for purchase of the Corporation's Common Stock on the open market or purchases from employees of the Corporation upon termination of employment or pursuant to any rights of first refusal held by the Corporation; or

          (d) the creation, authorization or issuance, directly or indirectly, of any equity security having any preference or priority as to dividends or the distribution of assets upon liquidation superior to any such preference or priority of the Series C Preferred, other than any such creation, authorization or issuance of shares of the Corporation's Series A Preferred Stock or Series B Preferred Stock.

The holders of Series C Preferred shall be entitled to notice of any meeting of the stockholders of the Corporation.


ANNEX 4
- -------

FORM OF

CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES AND
RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND
QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF,

OF THE

SERIES D PREFERRED STOCK

OF

SIGNAL APPAREL COMPANY, INC.

______________________________

[Pursuant to Section 23-1-25-2 of the
Business Corporation Law of the State of Indiana]
______________________________

          RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Restated Articles of Incorporation, the Board of Directors hereby provides for the issuance of a series of Redeemable Preferred Stock of the Corporation to consist of 100 shares, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitation or restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of Incorporation, as follows:


SECTION 1

DESIGNATION AND RANK

          1.1. Designation. This certificate authorizes a single series of redeemable Preferred Stock designated "Series D Preferred Stock" (hereinafter called the "Series D Preferred"). The number of authorized shares constituting the Series D Preferred Stock is 100. Shares of the Series D Preferred shall be issued at a stated value of $100,000.00 per share (the "Stated Value"). The number of authorized shares of the Series D Preferred may be increased by the affirmative vote of 75% of the Board of Directors.

          1.2. Rank. With respect to the payment of dividends and other distributions with respect to the capital stock of the Corporation, including the distribution of the assets of the Corporation upon liquidation, the Series D Preferred shall be junior to the Corporation's Series A Preferred Stock, the Corporation's Series B Preferred Stock and the Corporation's Series C Preferred Stock and senior to all other series and classes of preferred stock of the Corporation, whether such series and classes are now existing or are created in the future, and shall be senior to all other series and classes of capital stock of the Corporation, whether such series and classes are now existing or are created in the future.


SECTION 2

DIVIDEND RIGHTS

          2.1. Dividend Rate. From the date of issuance, dividends shall accrue on each share of Series D Preferred at an annual rate equal to ten percent (10%) multiplied by the Stated Value, compounded quarterly. The annual rate at which such dividends shall accrue is hereinafter referred to as the "Dividend Rate".

          2.2. Accrual and Payment. Dividends on each share of Series D Preferred shall be payable in cash, shall be cumulative, compounded quarterly and shall accrue from the date of original issuance of such share, whether or not declared by the Board of Directors, or a committee thereof, and except as otherwise provided herein, dividends on the Series D Preferred shall be payable, when and as declared by the Board of Directors, or a committee thereof, on December 31, March 31, June 30 and September 30 (or, if such day is not a Business Day, on the next Business Day thereafter) of each year, commencing on December 31, 1994 (each such date being hereinafter referred to as a "Dividend Payment Date"), to holders of record as they appear on the books of the Corporation on such record date, not exceeding 60 days preceding the relevant Dividend Payment Date, as may be determined by the Board of Directors or a committee thereof in advance of the payment of the particular dividend. Dividends shall be paid on each Dividend Payment Date with respect to the quarterly period ending on such Dividend Payment Date. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors or a committee thereof. Dividends payable on the Series D Preferred for any period less than a full quarterly period shall be computed at the Dividend Rate per annum based on a 360-day year of twelve 30-day months. "Business Day" shall mean any day excluding Saturday, Sunday and any day which shall be, in the State of New York, a legal holiday or a day on which banking institutions are authorized by law to close. In the Event that the Corporation fails to declare and pay full quarterly dividends on any given Dividend Payment Date, such dividends shall be compounded quarterly, as follows: additional dividends, in an amount equal to the accrued and unpaid dividends on such share of Series D Preferred multiplied by the Dividend Rate, shall accrue with respect to each share of Series D Preferred until all accrued and unpaid dividends shall have been paid. Any reference herein to accrued dividends shall include the additional dividends payable with respect to the Series D Preferred pursuant to the preceding sentence.

          2.3. Dividends or Distributions to Junior Stock. So long as any shares of Series D Preferred are outstanding, no dividend or distribution shall be declared or paid or set aside for payment on the common stock of the Corporation or on any other stock of the Corporation ranking junior to the Series D Preferred as to dividends, nor shall any Common Stock or any other stock of the Corporation ranking junior to the Series D Preferred be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for shares of common stock or other stock of the Corporation ranking junior to the Series D Preferred as to dividends) unless, in each case, full cumulative dividends on all outstanding shares of the Series D Preferred shall have been declared and paid through and including the most recent Dividend Payment Date.


SECTION 3

LIQUIDATION RIGHTS

          3.1. Preferences of Series D Shares on Winding-up of the Corporation. In the event of any voluntary or involuntary liquidation, dissolution, winding-up of affairs of the Corporation or other similar event, before any distribution is made upon any class of stock of the Corporation ranking junior to the Series D Preferred, the holders of shares of Series D Preferred shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders, an amount per share equal to the Stated Value, plus all accrued and unpaid dividends (the Stated Value plus such accrued and unpaid dividends constituting the "Liquidation Value"). Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all of the assets of the Corporation, shall itself be deemed to be a liquidation, dissolution or winding-up of the affairs of the Corporation within the meaning of any of the provisions of this Section 3.

          3.2. Pro Rata Distribution. If, upon distribution of the Corporation's assets in liquidation, dissolution, winding-up or other similar event, the net assets of the Corporation to be distributed among the holders of shares of Series D Preferred and any other class or series of stock of the Corporation ranking on a parity with the Series D Preferred as to distributions upon liquidation are insufficient to permit payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after all required distributions have been made to holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and of any other class or series of stock of the Corporation ranking senior to the Series D Preferred shall be distributed among the holders of shares of Series D Preferred and any other class or series of stock ranking on a parity with the Series D Preferred ratably, in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board of Directors), or both, at the election of the Board of Directors.

          3.3. Priority. All of the preferential amounts to be paid to the holders of the Series D Preferred and the holders of any other class or series of stock of the Corporation ranking on a parity with the Series D Preferred as to distributions upon liquidation shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the common stock of the Corporation and any other class or series of stock of the Corporation which is junior to the Series D Preferred as to distributions upon liquidation.


SECTION 4

VOTING RIGHTS

          4.1.  General.  The holders of shares of Series D
Preferred shall have only such voting rights as are expressly set forth herein or otherwise provided by law.

          4.2. Consent for Certain Actions. So long as any of the shares of the Series D Preferred are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Restated Articles of Incorporation, and in addition to any other vote required by law, without the prior consent of the holders of two-thirds (2/3) of the outstanding shares of Series D Preferred, given in person or by proxy, either in writing or at a special meeting called for that purpose, neither the Corporation nor any of the Corporation's direct or indirect subsidiaries shall take any of the following actions:

     (a) the amendment or repeal of any provision of, or the addition of any provision to, the Restated Articles of Incorporation or By-Laws of the Corporation if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series D Preferred;

     (b) the reclassification of any common stock into shares having any preference or priority as to dividends or the distribution of assets upon liquidation superior to or on a parity with any such preference or priority of the Series D Preferred;

     (c) the application of any of its assets (in excess of one percent (1%) of its net worth on an annual basis) to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of common stock, except for purchase of the Corporation's Common Stock on the open market or purchases from employees of the Corporation upon termination of employment or pursuant to any rights of first refusal held by the Corporation; or

     (d) the creation, authorization or issuance, directly or indirectly, of any equity security having any preference or priority as to dividends or the distribution of assets upon liquidation superior to any such preference or priority of the Series D Preferred, other than any such creation, authorization or issuance of shares of the Corporation's Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock.

The holders of Series D Preferred shall be entitled to notice of any meeting of the stockholders of the Corporation.


SECTION 5

REDEMPTION RIGHTS

          5.1. Mandatory Redemption. Each outstanding share of Series D Preferred shall be redeemed by the Corporation on the date which is the fifth-year anniversary of the Closing Date (as such term is defined in that certain Put/Call Agreement, dated November 14, 1994, by and among the Corporation, MW Holdings, L.P., Marvin Winkler and Sherri Winkler) (the "Redemption Date"), at a redemption price equal to the Stated Value per share, together with accrued and unpaid dividends thereon to the date fixed for redemption, without interest (the "Redemption Price"), to the extent the Corporation shall have funds legally available for such payment and subject to the rights of the holders of the Corporation's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

          5.2. Status of Purchased or Redeemed Series D Preferred. Shares of Series D Preferred which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Indiana) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided, however, that no such issued and reacquired shares of Series D Preferred shall be reissued or sold as Series D Preferred.

          5.3. Procedure for Redemption. The Corporation shall give notice of redemption of the Series D Preferred by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date, to each holder of record of the outstanding Series D Preferred at such holder's address as they appear on the books of the Corporation on such record date. Each such notice shall state: (a) the Redemption Date; (b) the number of shares of Series D Preferred to be redeemed; (c) the Redemption Price; (d) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (e) that dividends on the Series D Preferred shares to be redeemed will cease to accrue on such Redemption Date. Notice having been mailed as aforesaid, from and after the Redemption Date (unless default shall be made by the Corporation in providing money for the payment of the Redemption price of the Series D Preferred shares called for redemption) dividends on the shares of Series D Preferred so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, unclassified as to series, and shall not be reissued as shares of Series D Preferred, and all rights of the holders thereof as holders of the Series D Preferred (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares of Series D Preferred so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price.


SECTION 6

MISCELLANEOUS

          6.1. Headings of Subdivisions. The headings of the various Sections and subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          6.2. Severability of Provisions. If any right, preference or limitation of the Series D Preferred set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.